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                                                                 EXHIBIT 10.13



                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption Agreement ("ASSIGNMENT"), effective as of February 27, 1997 (the "EFFECTIVE DATE") is between Triad Systems Corporation, a Delaware corporation ("ASSIGNOR"), and Triad Park, LLC, a Delaware limited liability company ("ASSIGNEE").

                                    RECITALS

     A. Assignor owns certain real property located in Triad Park, Livermore, California.

     B. Assignor and Assignee, along with 3055 Triad Dr. Corp., a California corporation and a wholly-owned subsidiary of Assignor ("3055"), are parties to a certain Real Estate Distribution Agreement of even date herewith (the "DISTRIBUTION AGREEMENT"), pursuant to which, among other things, Assignor and 3055 have agreed to contribute certain land and buildings to Assignee in exchange for membership interests in Assignee. Capitalized terms used but not defined herein shall have the meanings set forth in the Distribution Agreement.

     C. Immediately prior to the effectiveness of this Agreement, 3055 has merged with and into Assignor, with Assignor as the surviving corporation (the "Merger"). By virtue of the Merger, Assignor has assumed all rights and obligations of 3055.

     D. Assignor desires to assign to Assignee certain assets related to the real property not previously conveyed to Assignee by grant deed along with certain obligations.

     E. Assignee desires to accept the assignment and to assume all future liabilities in connection therewith.

                                   AGREEMENTS

     FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

     1. ASSIGNMENT. Assignor assigns to Assignee all of Assignor's right, title, and interest in and to contracts and agreements primarily related to the Real Property (as defined in the Distribution Agreement) (other than insurance policies and the Distribution Agreement), including those certain agreements described in Exhibit A (the "REAL PROPERTY AGREEMENTS").

     2. ASSUMPTION. Assignee hereby accepts and assumes all liabilities and obligations of Assignor arising or to be performed in connection with the Real Property or the Real Property Agreements. Assignee further agrees to fully pay, observe the terms of,





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satisfy, or discharge each, every and all liabilities and obligations assumed by Assignee herein if, as, when and to the extent due.

     3. INDEMNITY. Assignee shall indemnify, defend and hold Assignor harmless from and against all claims, losses, damages, costs, expenses and liabilities (including reasonable attorneys' fees) arising out of or relating to any of the Real Property or Real Property Agreements (including, without limitation, environmental matters or any failure to obtain required consents to this Assignment, if any) whether arising before, on or after the Effective Date.

     4. ATTORNEYS' FEES. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's actual expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment including contempt, garnishment, levy, discovery and bankruptcy. For this purpose "EXPENSES" include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise.

     5. CHOICE OF LAW AND FORUM. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California. Any action to enforce or interpret its provisions must be brought in State or Federal Courts located in San Francisco, California.

     6. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

     7. NOTICES. All notices, consents, requests, demands or other communications to or upon the respective parties shall be in writing and shall be effective for all purposes upon receipt on any business day before 5:00 PM local time and on the next business day if received after 5:00 PM or on other than a business day, including without limitation, in the case of (i) personal delivery, (ii) delivery by messenger, express or air courier or similar courier, (iii) delivery by United States first class certified or registered mail, postage prepaid and (iv) transmittal by telecopier or facsimile, addressed as follows:

If to Assignor, to:

     Triad Systems Corporation
     6207 Bee Cave Road
     Austin, Texas  78746-5146
     Attn:  Glenn Staats
     Telephone:  (512) 328-2300
     Telecopy:  (512) 329-6461


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With a copy to:

     Weil, Gotshal & Manges LLP
     100 Crescent Court, Suite 1300
     Dallas, Texas  75201-6950
     Attn:  Thomas A. Roberts
     Telephone:  (214) 746-7748
     Telecopy:  (214) 746-7777

If to Assignee, to:

     Triad Park, LLC
     3055 Triad Drive
     Livermore, California  94550
     Attn:  [James Porter]
     Telephone:  (510) 449-0606
     Telecopy:  (510) 455-6917

With a copy to:

     McCutchen, Doyle, Brown & Enersen, LLP
     Three Embarcadero Center, 18th Floor
     San Francisco, California  94111-4066
     Attn:  Edward S. Merrill
     Telephone:  (415) 393-2112
     Telecopy:  (415)  393-2286


In this section "BUSINESS DAYS" means days other than Saturdays, Sundays, and federal and state legal holidays. Either party may change its address by written notice to the other in the manner set forth above. Receipt of communications by United States first class or registered mail will be sufficiently evidenced by return receipt. Receipt of communications by facsimile will be sufficiently evidenced by a machine generated confirmation of transmission without an error message. In the case of illegible or otherwise unreadable facsimile transmissions, the receiving party shall promptly notify the transmitting party of any transmission problem and the transmitting party shall promptly resend any affected pages.

     8. SUCCESSORS AND ASSIGNS: Assignability. No rights of any party under this Agreement are assignable without the written consent of all other parties, which any other party may withhold in its absolute discretion.

     9. THIRD PARTIES. Nothing in this Agreement shall be construed to give any person other than the express parties to this Agreement any benefits, rights or remedies.

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     10. WAIVER/MODIFICATION/AMENDMENT. No amendment of, or waiver of any obligation under, this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.

     The parties have executed this Assignment and Assumption Agreement as of the Effective Date.

                                    "ASSIGNOR"

                                    TRIAD SYSTEMS CORPORATION


                                    By: /s/ JAMES R. PORTER

                                    -------------------------
                                    Name:  James R. Porter
                                    Title: President




                                    "ASSIGNEE"

                                    TRIAD PARK, LLC


                                    By: /s/ JAMES R. PORTER
                                    -------------------------
                                    Name:  James R. Porter
                                    Title:



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